Corporate Fact Sheet

November 8, 2017

STOCK INFORMATION (as of November 7, 2017)

Ticker: CEMI
Exchange: Nasdaq
Share Price: $  6.40/share
Market Cap: $74.47 Million

CORPORATE HIGHLIGHTS

A global leader in point-of-care (POC) infectious disease diagnostics
▪	Sales in 40+ countries
▪	Global commercialization organization servicing the U.S., Europe, Africa, Asia Pacific and Latin America
▪	Operations and manufacturing in the U.S. and Southeast Asia

Groundbreaking patented DPP® technology platform
▪	Superior sensitivity and specificity vs. traditional lateral flow technology
▪	Multiple tests from a tiny (10uL) drop of fingertip blood (multiplexing)

Robust pipeline of new DPP® POC assays in development
▪	DPP® HIV-Syphilis Combination Assay (U.S. version)
▪	DPP® Fever Assays –Africa (Malaria, Dengue, Zika, Chikungunya, Ebola, Lassa, Marburg)
▪	DPP®Fever Assay-Asia (Maleria, Dengue, Zika, Chikungunya, Leptospirosis, Rickettsia typhi, Burkholderia Pseudomallei Orientia tsutsugamushi.)
▪	DPP® Technology Collaborations (Traumatic Brain Injury, Cancer, Bovine TB)

Multiple high-value collaborations
▪	U.S. Government, HHS/ASPR/BARDA: Zika, Dengue, Chikungunya
▪	Paul G. Allen Ebola Program: Fever Panel- Africa, Zika
▪	Bill & Melinda Gates Foundation: Malaria Oral Fluid/Saliva
▪	Centers for Disease Control & Prevention (CDC): Malaria, Ebola
▪	FIND: Fever Panel- Asia

COMPANY SNAPSHOT

Chembio Diagnostics, Inc. (NASDAQ: CEMI) develops, manufactures, licenses and markets rapid diagnostic assays in the growing $8.0 billion point-of-care (POC) testing market.  In addition to its branded and proprietary HIV and fever disease assays, which it sells in the U.S. and/or internationally, the Company has several ongoing collaborations for the development of diagnostic assays for Malaria, Dengue Fever, Zika, Ebola and other febrile illness, brain injury and a specific form of cancer.

Dual Path Platform (DPP®) is Chembio's patented POC technology, which offers significant advantages over lateral-flow technologies including enhanced sensitivity and the ability to conduct multiple tests from a single sample (multiplexing).  DPP® continues to  provide Chembio with a growing pipeline of business opportunities for the development and manufacture of new products.

CHEMBIO'S LEAD PRODUCTS
DPP® HIV-Syphilis Assay *available in selected non-U.S. markets
o	Rapid, multiplex detection of HIV 1, HIV 2 and syphilis using a single sample
DPP® HIV 1/2 Assay
o	Rapid detection of HIV 1 and HIV 2 antibodies in oral fluid and all blood matrices
HIV 1/2 STAT-PAK® Assay
o	Single-use, rapid, visual detection of HIV 1 and HIV 2 antibodies
SURE CHECK® HIV 1/2 Assay
o	Self-contained, single-use collection & testing device
(See graphics)

CHEMBIO'S DPP® DUAL PATH PLATFORM
▪	Patented technology
▪	Allows improved sensitivity and specificity compared to lateral flow technology
▪	Enables multiple test results via a single blood sample (e.g., HIV-Syphilis Combo Assay)
▪	Utilized with DPP® Micro Reader for semi-quantitive results
▪	Offers application within infectious disease and potential for a number of other indications
 (See graphics)
SALES AND MARKETING
▪	Global commercialization organization
▪	Internal sales and marketing infrastructure
▪	Partnerships with leading distributors
▪	Experienced and accomplished leadership
▪	Strategic base of operations in Southeast Asia
▪	Sales organization servicing the U.S., Europe, Africa, Asia Pacific and Latin America
MANUFACTURING AND OPERATIONS
▪	Operations in Medford, New York and Malaysia
▪	High volume manufacturing capabilities
▪	65,000 sq. ft. leased facilities
▪	Robust quality management system
▪	Regulatory access in Southeast Asia
▪	Total employees: ~165

Sexually Transmitted Diseases
HIV
o	Approximately 37 million people living with HIV/AIDS worldwide (2015)
o	More than 1.1 million people in the U.S. are living with HIV infection, and approximately 1 in 8 are unaware of their infection
SYPHILIS
o	Approximately 12 million people globally become ill with syphilis annually (2015)
o	From 2005-2013, syphilis cases in the U.S. nearly doubled, from 8,724 to 16,663

Fever Diseases

Malaria
•	Approximately 214 million infections and 438,000 deaths annually (2015)

Dengue Fever
•	Approximately 390 million infections annually with 40% of the world population at risk (2013)

Ebola
•	Approximately 28,000 infections and 11,000 deaths in 2014 – 2015

Zika
•	Since 2015, the geographical range of Zika virus has expanded rapidly, with transmission reported in 60+ countries

DPP PIPELINE & COLLABOTATORS
Chembio Current Internal Development:
•  DPP® HIV-Syphilis Assay (U.S. market)
•  DPP® Malaria Assay
•  DPP® Chikungunya Assay

Current Development Collaborations:
•  DPP® Dengue Fever – Undisclosed collaborator
•  DPP® Ebola & Febrile Illness – CDC Research Agreement
•  DPP® Fever Panel – Africa-  The Paul G. Allen Ebola Program
•  DPP® Fever Panel – Asia- FIND
•  DPP® Malaria OF/Saliva– The Bill & Melina Gates Foundation
•  DPP® Zika Assay – The Paul G. Allen Family Foundation & HHS/BARDA
•  DPP® Zika/Dengue/Chikungunya Assay – HHS/BARDA (HHS option)
•  DPP® Traumatic Brain Injury – Perseus Science Group LLC
•  DPP® Cancer (a specific form) – Undisclosed collaborator
•  DPP® BovidTB Assay – U.S. Department of Agriculture

Tech Transfer and Distribution:
• DPP® technology for Geenius™ HIV 1/2 Confirmatory Assay – Bio Rad
• DPP® product distribution in Brazil – Oswaldo Cruz Foundation
• DPP® co-branding and distribution in Brazil – Labtest Diagnostica SA

SENIOR EXECUTIVE OFFICERS
John J. Sperzel III, Chief Executive Officer
Javan Esfandiari, M.S., Chief Science & Technology Officer
Richard Larkin, CPA, Chief Financial Officer
Sharon Klugewicz, M.S., President, America's Region
Robert Passas, Ph.D, President, EMEA & APAC Regions

Chembio Diagnostics, Inc.	Investor Relations	Company Contact
3661 Horseblock Road	Vida Strategic Partners	Susan Norcott
Medford, NY 11763	Stephanie C. Diaz	631-924-1135 x125
Ph. 631-924-1135	(415) 675-7401	snorcott@chembio.com
Fax 631-924-2065	sdiaz@vidasp.com
www.chembio.com